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Exhibit 3.1

                                     BYLAWS
                                       OF
                         GLOBAL BEVERAGE SOLUTIONS, INC.
                         -------------------------------
                             (a Nevada Corporation)


                       ARTICLE I. STOCKHOLDERS' MEETINGS.

SECTION 1.  ANNUAL MEETINGS.

(a) The annual meeting of the stockholders of the Corporation shall be held within five months after the close of the fiscal year of the Corporation at the principal office of the Corporation, or at any other place within or without the State of Nevada as determined by the Board of Directors and set forth in the notice of that meeting, and at such time and date as may be determined by the Board of Directors and set forth in the notice of that meeting. The business to be transacted at the annual meeting of the stockholders shall be the election of directors and such other business as may be properly brought before the meeting.

(b) If the election of directors shall not be held at the annual meeting, or at any adjournment of that meeting, the Board of Directors shall call a special meeting of the stockholders as soon as possible thereafter. At this meeting the election of directors shall take place, and the election and any other business transacted shall have the same force and effect as if taken at an annual meeting duly called and held.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of ten per cent (10%) or more of the shares then outstanding and entitled to vote thereat, or as otherwise required by law. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice for such meeting.

SECTION 3.  NOTICE OF MEETINGS.

(a) NOTICE, GENERALLY. Whenever stockholders are required or permitted to take action at a meeting, notice, in writing and signed by an officer of the Corporation, shall be given to each stockholder of record entitled to vote at the meeting stating the place, date and hour of the meeting, the purposes of the meeting and the means of remote communication, if any, by which the stockholders and proxy holders may be deemed to be present and vote at such meeting. Such notice shall be given in person, by mail or by any other means permitted by applicable law, not less than ten (10) nor more than fifty (50) days before the meeting. If mailed, it must be directed to the stockholder at the address last shown on the records of the Corporation, and upon the mailing of any such notice the service thereof is complete.


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(b)      NOTICE TO NON-RECORD STOCKHOLDERS; ADJOURNED MEETINGS. Notice of any
         meeting need not be given to any person who may become a stockholder of record after the mailing of such notices and prior to the meeting. Any meeting of the stockholders may adjourn from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting as of the new record date.

(c) WAIVER OF NOTICE. A stockholder may waive the notice of meeting by attendance, either in person or by proxy, at the meeting, or by so stating in writing, either before or after the meeting, provided, however, that attendance at a meeting for the express purpose of objecting, at the beginning of the meeting, that the meeting was not lawfully called or convened shall not constitute a waiver of notice.

SECTION 4.  CLOSING OF TRANSFER BOOKS; RECORD DATE.

(a) In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not more than fifty (50) days or less than ten (10) days prior to a meeting of the stockholders as the record date for the determination of stockholders entitled to receive notice of, or to vote at, any meeting of the stockholders, or to consent to any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the business day on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted.

(b) When a determination of stockholders entitled to notice of or to vote at any meeting has been made as provided in this section, except as otherwise provided by law, this determination shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. Notwithstanding the foregoing, the Board of Directors must fix a new record date if the meeting is adjourned to a date more than sixty (60) days after the date set for the original meeting.


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SECTION 5. LIST OF STOCKHOLDERS. A complete list of the stockholders of the
Corporation entitled to vote at the ensuing meeting, arranged in alphabetical order, and showing the address of and number of shares owned by each stockholder shall be prepared by the Secretary or other officer of the Corporation having charge of the stock transfer books. This list shall be kept on file for a period of at least ten (10) days prior to the meeting at the principle office of the Corporation and shall be subject to inspection during the usual business hours during such period by any stockholder. This list shall also be available at the meeting and shall be open to inspection by any stockholder at any time during the meeting. The original Stock Transfer Books shall be prima facie evidence as to who are the stockholders entitled to examine the list or to vote at any meeting of the stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at any meetings of the stockholders.

SECTION 6.  QUORUM; ADJOURNMENT UPON LACK OF A QUORUM.

(a) Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, a quorum at all meetings of the stockholders shall consist of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at the meeting present in person or by proxy. If voting by a class or series of stockholders is required for a matter, a majority of the voting power of that class or series that is present in person or by proxy constitutes a quorum for the purposes of transacting business with regards to that matter. The withdrawal of any stockholder after commencement of a meeting shall have no effect on the existence of a quorum after a quorum has been initially established at such meeting.

(b) Despite the absence of a quorum at any meeting of the stockholders, the stockholders, by a majority of the votes cast by holders of shares entitled to vote present at the meeting in person or by proxy, may adjourn the meeting. Upon reconvening such adjourned meeting, and when a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 7.  VOTING; PROXIES.

(a) Except as otherwise provided by law, in the Articles of Incorporation or in these Bylaws or by the rules and regulations of any stock exchange applicable to the Corporation, any corporate action to be taken by a vote of the stockholders shall be decided by the affirmative vote of a majority of the voting power of shares of stock present in person or by proxy at a meeting with a quorum and entitled to vote thereon. Except as otherwise provided in the Articles of Incorporation, each share of stock entitled to vote at a meeting of the stockholders shall have, as to each matter submitted to a vote, one vote, whether voted in person or by proxy.

(b) A stockholder entitled to vote at a meeting of the stockholders may vote his or her shares through a proxy appointed by a written instrument signed by the stockholder or by a duly authorized attorney-in-fact of the stockholder and delivered to the Secretary of the Corporation. No proxy shall be valid after six (6) months from the date of its execution unless a longer period is expressly provided therein. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.


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SECTION 8. ACTION OF STOCKHOLDERS BY WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required by law, the Articles of Incorporation or these Bylaws for such an action at a meeting, then written consent by that proportion is required.

SECTION 9. CONDUCT OF MEETINGS. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. At each meeting of stockholders the President, or in the absence of the President, the most senior Vice President, (based on number of years as an officer of the Corporation), or in absence of the President and all Vice Presidents, a chairman of the meeting to be selected by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy, shall preside over the meeting. Except to the extent inconsistent with such rules and regulations as are adopted by the Board of Directors, the person presiding over any meeting of the stockholders shall have the right and authority to convene and to adjourn the meeting, to establish an agenda for the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting.

                              ARTICLE II. DIRECTORS

SECTION 1.  NUMBER; QUALIFICATION; ELECTION; TERM; DUTIES AND POWERS.

(a) NUMBER AND QUALIFICATION. The property, affairs and business of the Corporation shall be managed by a Board of Directors. The current number of directors on the Board of Directors is three (3). The size of the Board of Directors may be changed by resolution of the Board of Directors to consist of no less than one (1) director and no more than seven (7) directors. Each director shall be at least eighteen (18) years of age, but directors need not be stockholders of the Corporation.

(b) ELECTION AND TERM. Except as otherwise provided in these Bylaws, directors will be elected by a plurality of the voting power of shares entitled to vote thereon present in person or by proxy at an annual meeting of the stockholders with a quorum present. Each director shall serve for a term of one year, provided that each director shall continue to serve as a director until his or her successor shall be duly elected and qualified, or until his or her prior death, resignation or removal. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors, but only for a term continuing until the next election of directors by the stockholders and until the due election and qualification of such director's successor.

(c) DUTIES AND POWERS. The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation and may exercise all powers of the corporation, except as are otherwise expressly conferred upon or reserved to the stockholders by law, the Articles of Incorporation or these Bylaws.


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SECTION 2.  MEETINGS OF THE DIRECTORS; NOTICE; QUORUM AND ACTION.

(a) REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such times and at such places, within or without the State of Nevada, as shall from time to time be determined by the Board of Directors.

(b) SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place, within or without the State of Nevada, whenever called by the Chairman of the Board, the President or a Vice President or by any two or more directors then serving on the Board of Directors. Notice of special meetings of the Board of Directors shall be mailed directly to each Director, addressed to him at his residence or usual place of business at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by electronic mail or facsimile or shall be delivered to him personally not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as expressly required herein need not specify the purpose of the meeting. A director may waive notice of a meeting of the Board of Directors by attendance at the meeting or by so stating in writing, either before or after the meeting, provided, however, that attendance at a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting has not been lawfully called or convened shall not constitute a waiver of notice.

(c) QUORUM. At all meetings of the Board of Directors, the presence of a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, except as otherwise may be provided by law or the Articles of Incorporation. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without further notice until a quorum shall have been obtained.

(d) ACTION AT A MEETING OF THE BOARD OF DIRECTORS. At all meetings of the Board of Directors, each director present shall have one (1) vote, irrespective of the number of shares of stock, if any, which he or she may hold. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

(e) ACTION BY WRITTEN CONSENT IN LIEU OF A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing.

SECTION 3.  REMOVAL AND RESIGNATION OF DIRECTORS; VACANCIES.

(a) REMOVAL. Any director or directors may be removed from office, without assignment of any reason, by a vote of not less than two thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote, or not less than two thirds (2/3) of the class or series of stock, as the case, may be, that elected the director or directors to be removed.


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(b)      RESIGNATION. Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors, or by such officer, and acceptance of such resignation shall not be necessary to make it effective.

(c) VACANCIES. Except as otherwise provided in these Bylaws, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause may be filled by a majority vote of the remaining directors then in office, although less than a quorum, or if only one director remains, by that sole remaining director, and directors so chosen shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is duly elected and qualified, provided, however, that the Board of Directors may only fill a vacancy on the Board of Directors resulting from removal by the stockholders of a director or directors if the stockholders fail to fill such vacancy as provided in the following sentence. The stockholders may fill any vacancies on the Board of Directors resulting from the removal of a director or directors at the meeting of the stockholders at which, or by the same written consent of the stockholders by which, as the case may be, the stockholders voted to remove the director or directors, such vacancies to be filled by the same vote of the stockholders as would be required to elect directors at an annual meeting of the stockholders.

SECTION 4. COMPENSATION. Directors and members of any committee of the Board of Directors shall be entitled to any reasonable compensation for their services as such as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expense incurred by such director in connection with the performance of his or her duties as such. The compensation of directors may be on any basis as determined in the resolution of the Board of Directors. Any director receiving compensation under this provision shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

SECTION 5. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, to serve at the pleasure of the Board of Directors. Each committee shall consist of at least one member of the Board of Directors, with such powers and authority (to the extent permitted by law) as may be conferred or authorized by resolution of the Board of Directors.

SECTION 6. DIVIDENDS. Subject to applicable law and the Articles of Incorporation, dividends may be declared and paid of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.


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SECTION 7.  INDEMNITY.

(a) Any person made a party to any action, suit or proceeding, by reason of the fact that such person, his or her testator or intestate representative is or was a director, officer or employee of the Corporation, or of any Corporation in which he or she served as such at the request of the Corporation, shall be indemnified by the Corporation against reasonable expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and necessarily incurred by such person in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which such person shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for breach of his or her duties to the Corporation or its stockholders where such breach involves intentional misconduct, fraud or knowing violation of law.

(b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

(c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the members of the Board of Directors not a party to such action, suit or proceeding, except that in any case where there is no such disinterested majority of the Board of Directors available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

                             ARTICLE III. OFFICERS.

SECTION 1.  NUMBER; QUALIFICATIONS; ELECTION AND TERM OF OFFICE.

(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors at any regular or special meeting of the Board of Directors or by written consent of the Board of Directors.

(c) Each officer shall hold office for the term for which he or she is elected and until such officer's successor is elected and qualified or until such officer's earlier death, resignation or removal.

SECTION 2.  RESIGNATION; REMOVAL; VACANCIES.

(a) REMOVAL. Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.


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(b)      RESIGNATION. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

(c) VACANCIES. A vacancy in any office by reason of death, resignation, removal, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term of the office by a majority vote of the Board of Directors.

SECTION 3. DUTIES OF OFFICERS. Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be from time to time specifically conferred or imposed by the Board of Directors. The President shall be the Chief Executive Officer of the Corporation.

SECTION 4. SURETIES AND BONDS. If the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute in favor of the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

SECTION 5. SHARES OF OTHER CORPORATIONS. Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such stockholder (including attendance, acting and voting at stockholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.

SECTION 6. OFFICER COMPENSATION. The compensation of all officers of the Corporation shall be fixed by the Board of Directors. No officer shall be ineligible to receive such compensation by reason of the fact that he or she is a director of the Corporation receiving compensation therefor.

                          ARTICLE IV. SHARES OF STOCK.

SECTION 1.  CERTIFICATE OF STOCK.

(a) The certificates representing the shares of stock of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. Such certificates shall bear the holder's name and the number of shares, and shall be signed by (i) the Chairman of the Board, the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal. Where any certificate is manually signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the officers upon that certificate may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be an officer before the certificate is issued, it may be issued by the corporation with the same effect as if that officer had not ceased to be so at the time of its issue.


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(b)      No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder, except as therein provided.

SECTION 2.  TRANSFERS OF SHARES.

(a) Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

SECTION 3. TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board of Directors.

SECTION 4. LOST OR DESTROYED CERTIFICATES. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, and the Board of Directors, in its discretion may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, (a) to produce such evidence of loss or destruction as the Board of Directors may require, and/or
(b) to give the Corporation a bond in such sum as the Board of Directors may reasonably direct, and with such surety or sureties as may be satisfactory to the Board of Directors, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.


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                             ARTICLE V. FISCAL YEAR.

         The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time in accordance with applicable law.

                           ARTICLE VI. CORPORATE SEAL.

         The corporate seal for the Corporation, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

                            ARTICLE VII. AMENDMENTS.

SECTION 1. BY STOCKHOLDERS. All Bylaws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares entitled to vote in the election of directors at any annual or special meeting of the stockholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

SECTION 2. BY DIRECTORS. The Board of Directors shall have the power to make, adopt, alter, amend and repeal, from time to time, the Bylaws of the Corporation, provided, however, that the stockholders entitled to vote with respect thereto as in this Article VII above-provided may alter, amend or repeal Bylaws made by the Board of Directors. Further provided that the Board of Directors shall have no power to change the quorum for meetings of stockholders or the Board of Directors, or to change any provisions of the Bylaws with respect to the removal of directors or the filling of vacancies in the Board of Directors resulting from the removal of such directors by the stockholders. If any Bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors, the Bylaws so adopted, amended or repealed.


         The undersigned certifies that the foregoing Amended and Restated Bylaws have been adopted as the Bylaws of the Corporation.

                                       DATED this 25th day of January, 2008.

                                       GLOBAL BEVERAGE SOLUTIONS, INC.


                                       By: /s/ Jerry Pearring
                                           -------------------------------------
                                           Jerry Pearring
                                           President and Chief Executive Officer



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